FOR IMMEDIATE RELEASE                EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 publicrelations@selectcomfort.com	Investor Relations Contact: Dave Schwantes (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
FIRST QUARTER RESULTS

MINNEAPOLIS – (March 29, 2013) – Select Comfort Corporation (NASDAQ: SCSS) will release results for the fiscal first quarter 2013 ended March 30, 2013, after close of the regular trading session Wednesday, April 17, 2013.
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.
The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.
About Select Comfort Corporation
    Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at more than 400 Sleep Number stores across the country, online at SleepNumber.com or via phone at (800) Sleep Number or (800) 753-3768.

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